SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 10, 1998

                            The Cosmetic Center, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


Delaware                         0-14756                          52-1266697
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(State or other          (Commission File Number)                (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                   Number)


               8700 Robert Fulton Drive, Columbia, Maryland 21046
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               (Address of principal executive office) (Zip Code)

                                 (301) 497-6800
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              (Registrant's telephone number including area code)


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         (Former Name and Former Address, If Changed Since Last Report)



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Item 1. Changes in Control of Registrant.

               On December 10, 1998, Revlon Consumer Products Corporation, a Delaware corporation ("Revlon") and Prestige Holdings I, L.P., a Delaware limited partnership (the "Limited Partnership"), executed a Contribution Agreement (the "Contribution Agreement") pursuant to which Revlon contributed to the Limited Partnership all of its 8,479,335 shares of the Common Stock of The Cosmetic Center, Inc. (the "Company") (the "Contributed Shares"), representing approximately 84.7% of the issued and outstanding capital stock of the Company. In addition, Revlon contributed to the Limited Partnership certain obligations owed by the Company to Revlon representing advances of cash and other assets from Revlon to the Company for working capital and inventory. In exchange for such contributions, Revlon received a limited partnership interest in the Limited Partnership. As a result, no cash was used by the Limited Partnership to acquire the Contributed Shares.

               Simultaneously with the closing of the transactions contemplated by the Contribution Agreement (the "Closing"), eight members of the Company's Board of Directors (Messrs. Levin, Fox, Fellows, Nichols, Halperin, Drapkin, Dinkins and Rosenthal) resigned from their positions as Directors of the Company effective ten days after the date the Company's Schedule 14F was mailed to the stockholders of record of the Company and transmitted to the Securities and Exchange Commission. At the Closing, two individuals designated by the Limited Partnership became Directors of the Company (the "Limited Partnership Designees").

               Pursuant to the Contribution Agreement, the Company's Bylaws were amended to require the affirmative vote of at least 85% of the Directors present at a meeting for meetings of the Board of Directors (but not committees thereof) where a quorum is present in order to take action and to provide that a quorum for meetings of the Board (but not committees thereof) requires that at least 85% of the entire Board be present. In addition, pursuant to the Contribution Agreement, all of the members of the Executive Committee of the Board of Directors were removed and replaced by Ms. Mary Elizabeth Burton and the two Limited Partnership Designees.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        The following exhibits are annexed hereto:

        1.      Bylaws of The Cosmetic Center, Inc. (as amended and restated).

        2. Contribution Agreement dated as of December 10, 1998 between the Limited Partnership and Revlon.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE COSMETIC CENTER, INC.
                                            (Registrant)



Dated December 23, 1998
                                            By  /s/ Dwight Crawley
                                                --------------------------------
                                            Name:   Dwight Crawley
                                            Title:  Chief Financial Officer